UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2023

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Closing of Notes Offering

On March 8, 2023, Frontier Communications Holdings, LLC (the “Issuer”), a consolidated subsidiary of Frontier Communications Parent, Inc. (the “Company”), issued $750 million aggregate principal amount of 8.625% First Lien Secured Notes due 2031 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of March 8, 2023 (the “Indenture”), by and among the Issuer, the guarantors party thereto, the grantor party thereto, Wilmington Trust, National Association, as trustee and JPMorgan Chase Bank, N.A., as collateral agent. The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100% of the principal amount thereof.

The Notes are secured by a first-priority lien, subject to permitted liens, by all the assets that secure the Issuer’s obligations under its senior secured credit facilities and existing senior secured notes.

The Notes will bear interest at a rate of 8.625% per annum and will mature on March 15, 2031. Interest on the Notes will be payable to holders of record semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2023.

The Issuer may redeem the Notes at any time, in whole or in part, prior to their maturity. The redemption price for Notes redeemed before March 15, 2026 will be equal to 100% of the aggregate principal amount being redeemed, together with any accrued and unpaid interest, if any, to, but not including, the redemption date, plus the applicable make-whole premium. The redemption price for Notes redeemed on or after March 15, 2026 will be equal to the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to the redemption date. At any time before March 15, 2026, the Issuer may redeem up to 40% of the Notes using the proceeds of certain equity offerings at a redemption price equal to 108.625% of the aggregate principal amount thereof, together with any accrued and unpaid interest, if any, to, but not including, the redemption date.

In the event of a change of control, each holder of Notes will have the right to require the Issuer to purchase for cash such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to incurring additional debt and issuing preferred stock; incurring or creating liens; redeeming and/or prepaying certain debt; paying dividends on stock or repurchasing stock; making certain investments; engaging in specified sales of assets; entering into transactions with affiliates; and engaging in consolidation, mergers and acquisitions. Certain of these covenants will be suspended during such time, if any, that the Notes have investment grade ratings by at least two of Moody’s, S&P or Fitch. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The Company plans to use the proceeds from the offering of the Notes to fund capital investments and operating costs associated with its fiber build and expansion of its fiber customer base, and for other general corporate purposes.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of such Indenture, a copy of which is filed as Exhibit 4.1, and is incorporated by reference herein.

The 2023 Credit Agreement Amendment

On March 8, 2023, the Issuer entered into an amendment (the “2023 Credit Agreement Amendment”) to the existing credit agreement that governs its senior secured first lien revolving credit facility (the “Revolving Facility”). Such amendment, among other things:

(1)
with respect to certain lenders thereunder, extended the maturity date of the Revolving Facility to the earliest of (a) April 30, 2028, (b) 91 days prior to the maturity date of the Issuer’s term loan facility, (c) unless such notes have been repaid and/or redeemed in full, the date that is 91 days prior to the stated maturity date of the Issuer’s 5.875% First Lien Secured Notes due 2027, and (d) unless such notes have been repaid and/or redeemed in full, the date that is 91 days prior to the stated maturity date of the Issuer’s 5.000% First Lien Secured Notes due 2028;

(2)
amended the financial maintenance covenant for the benefit of the Revolving Facility by increasing the maximum first lien leverage ratio thereunder to 3.50:1.00, with step-downs to (a) 3.25:1.00 in 2026 and (b) 3.00:1.00 in 2027 and continuing thereafter;

(3)	increased the maximum total net leverage ratio test for incurring certain additional debt (including junior and unsecured debt) to 4.50:1.00;

(4)	decreased the fixed dollar portion of the “free and clear” basket for incremental debt to $1,237.5 million;

(5)
provided for a combined “general” basket for restricted payments and investments set at $450.0 million, with a $400.0 million sub-limit for restricted payments (which would revert to the existing baskets once first lien net leverage ratio is less than or equal to a specified level); and

(6)
added a combined cap of $2,500.0 million on the aggregate amount of certain additional obligations permitted to be outstanding, including certain first lien debt, certain securitization and receivables facilities, and certain non-loan party debt.

 The foregoing description of the 2023 Credit Agreement Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of March 8, 2023, by and among Frontier Communications Holdings, LLC, the guarantors party thereto, the collateral grantor party thereto, Wilmington Trust, National Association, as trustee and JPMorgan Chase Bank, N.A., as collateral agent.

4.2	Form of 8.625% First Lien Secured Notes due 2031 (included in Exhibit 4.1 hereto).
10.1
Amendment No. 3 to Amended and Restated Credit Agreement, dated as of March 8, 2023, by and among Frontier Communications Holdings, LLC, as borrower, Frontier Video Services Inc., as grantor, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as revolver agent, and the additional lenders party thereto (in such capacities indicated therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: March 8, 2023	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal and
Regulatory Officer